EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT dated as of October 1 1997, by and between Paramark Enterprises, Inc. a Delaware corporation (the "Company") and Charles N. Loccisano ("Loccisano").

                                   BACKGROUND

     Loccisano is currently employed by the Company in the position of Chairman and Chief Executive Officer. In that position, the Loccisano has provided valuable services to the Company and its affiliated companies (hereinafter, the Company ).

     The Company considers it essential and in its best interest to foster the continued employment of Loccisano. In this connection, the Board of Directors of the Company, (the "Board") has determined that Loccisano has served diligently, capably and faithfully for many years, is an indispensable executive of the Company and has determined that the future services of Loccisano in such capacity will be of value to the Company. Therefore, in order to induce Loccisano to remain in the employ of the Company, the Company and Loccisano desire to enter this agreement to provide for the continued employment of Loccisano by the Company.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Employment. Company hereby employs Loccisano, and Loccisano hereby accepts such employment, for the period stated in Section 3 and upon the other terms and conditions herein provided.

     2. Position and Duties. During the Term (as defined in Section 3), Loccisano agrees to serve as Chairman and Chief Executive Officer of the Company. In his capacity as Chairman and Chief Executive Officer of the Company, Loccisano shall have supervision and control over and responsibility for the general management and operations of Company, shall have final authority on all Company matters and shall report directly to the Board. Loccisano will perform such other duties as may from time to time be assigned to him by the Board, provided such duties are consistent with and do not interfere with the performance of the duties described herein and are of a type customarily performed by persons of similar titles with similar corporations. Loccisano's duties shall not be altered except upon the agreement of the parties. Throughout the Term, and except for illness, vacation periods and any leaves of absence granted by Company, Loccisano shall devote the principal amount of his business time, attention, skill and efforts to the faithful performance of his duties hereunder, and shall accept such offices or directorships to which he may be elected by the Board of the Company or its affiliates. Loccisano's duties under this Agreement will be performed primarily in and from the Company's principal location in Secaucus, New Jersey.

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     3.   Term.

          (a) Period of Employment. - The period of Loccisano's employment under this Agreement shall commence as of the date hereof and shall, unless sooner terminated pursuant to Section 5, continue for a period of three years therefrom (such period being herein referred to as the "Term"), provided that, subject to
Section 3(b), and if the Term has not been terminated pursuant to Section 5, as of each October I (the Anniversary Date") during the term the term shall be extended for one year, so that at all times the Term on each Anniversary Date during the term of this Agreement shall be an unexpired period of three years.

          (b) Termination of Automatic Extension by Notice. The Company or Loccisano may elect to terminate the automatic extension of the Term set forth in Section 3(a) bv giving written notice of such election. Any notice given hereunder shall be effective with respect to the automatic extension scheduled to occur on the next succeeding Anniversary Date following the date on which notice is given, provided that such notice must precede such Anniversary Date by a period of not less than 30 days.

     4.   Compensation.

          (a) Salary and Incentive Compensation. For all services rendered bv Loccisano in any capacity during the Term, Loccisano shall be paid as compensation a base annual salary of $175,000 per annum (of which an amount of $25,000 annually will accrue and will be paid on the earlier of the completion of a new capital financing transaction by the Company which shall yield gross proceeds of not less than $750,000, or such time when the Company achieves a positive cash flow from operations), or such higher salary as may be agreed upon from time to time by Company and Loccisano, provided that, after the first year of this Agreement, at a minimum, Loccisano's salary shall be increased by ten (10%) per annum for each year thereafter. In addition, Loccisano shall receive such incentive compensation and bonus as may be awarded to Loccisano from time to time by the Board. Such salary shall be payable in accordance with the standard pay schedule established for Company executives and any such Incentive compensation or bonus shall be payable in the manner and at the time specified by the Board.

          (b) Reimbursement of Expenses. Company shall pay or reimburse Loccisano in accordance with Company's policies and requirements, for all travel and other expenses incurred by Loccisano in performing his duties under this Agreement. In addition, the Company agrees to provide Loccisano with an automobile allowance equal to $ 1,000 per month.

          (c) Participation in Benefit Plans. In addition to the payments provided under this Agreement, Loccisano shall be entitled to benefits under any and all executive or contingent compensation plans, stock options, restricted stock or stock purchase plans, retirement income or pension plans, supplemental, or excess benefit plans, group hospitalization disability, health care, or sick leave plans, life or other insurance or death benefit plans, travel and accident insurance

                                      -2-

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vacation  plans,  or other  present or future group  employee  benefit  plans or programs of for which executive employees of the Company are eligible, and Loccisano may be eligible to receive all benefits for which he is eligible under any such benefit plan or program of the Company in accordance with the provisions and requirements (including discretionary authority where applicable) or my such plan or program.

          (d) Vacation and Sick Leave. Loccisano shall be entitled to be compensated for annual vacation, personal and sick leave in accordance with established Company policy for executive employees.

     5. Termination of Employment. The Executive's employment may be terminated only under the following circumstances:

          (a) Death. Loccisano's employment shall terminate upon his death. After Loccisano's employment is terminated by his death, the Company shall pay to Loccisano's spouse, or if he leaves no spouse, to his estate, commencing on the next succeeding day which is the 15th day or last day of the month, as the case may be, and semimonthly thereafter on the 15th and last days of each month, until a total of forty eight (48) payments have been made, an amount on each payment date equal to the semimonthly salary payment payable to Loccisano pursuant to Section 4 (a) at the time of his death.

          (b) Disability. If, as a result of Loccisano's incapacity due to physical or mental illness, Loccisano shall have been absent from his duties with the Company on a full-time basis for six consecutive months and, within 30 days after written notice of termination is thereafter given by the Company, Loccisano shall not have returned to the full-time performance of Loccisano's duties, the Company may terminate Loccisano's employment for "Disability".

          (c) Retirement. The term "Retirement" as used in this Agreement shall mean termination by the Company or Loccisano of Loccisano's employment based on Loccisano's having reached age 65 or such other age as shall have been fixed in any arrangement established with Loccisano's consent with respect to Loccisano.

          (d) Cause. The Company may terminate Loccisano's employment for Cause. For purposes of this Agreement, termination by the Company for "Cause" shall mean termination upon (i) the willful and continued failure by Loccisano to substantially perform his duties with the Company (other than (x) any such failure resulting from Loccisano's incapacity due to Disability or (y) any such actual or anticipated failure resulting from the Loccisano's termination for Good Reason), after a demand for substantial performance is delivered to Loccisano by the Board which specifically identifies the manner in which the Board believes that Loccisano has not substantially performed his duties, or
(ii) the willful engaging by Loccisano in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Section 5 (d), no act or failure to act, on Loccisano's part shall be considered "willful" unless done, or omitted to be done, by Loccisano not in good faith and best interest of the Company. Notwithstanding the foregoing, Loccisano shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Loccisano a copy of

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a resolution duty adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Loccisano and an opportunity for Loccisano together with Loccisano's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Loccisano was guilty of conduct set forth in the second sentence of this Section 5 (d) and specifying the particulars thereof in detail. If Loccisano's employment shall be terminated for Cause, the Company shall pay Loccisano his full base salary through the Date of Termination (as defined in Section 5 (g)) at the rate in effect at the time Notice of Termination (as defined in Section 5 (f)) is given and the Company shall have no further obligations to Loccisano under this Agreement. If Loccisano disputes the validity of the termination pursuant to this section 5(d), then the burden of proof as to said issue shall be borne by the Company. During the pendency of such dispute, all payments owed by the Company to Loccisano, as if this agreement had not been terminated, shall be deposited into an independent third party escrow account until a final resolution of the dispute, at which time said funds will be delivered to the party that is entitled to same.

          (e) Good Reason. Loccisano may terminate Loccisano's employment for Good Reason at any time during the term of this Agreement. For purposes of this Agreement, "Good Reason" shall mean any of the following (without Loccisano's express written consent):

                    (i) the assignment to Loccisano by the Company of any duties inconsistent with Loccisano's status with the Company or a substantial alteration in the nature of status of Loccisano's responsibilities from those in effect immediately prior to the date hereof, or a reduction in Loccisano's titles or offices as in effect immediately prior to the date hereof, or any removal of Loccisano's from., or any failure to reelect Loccisano to, any of such positions, except in connection with the termination of his employment for Disability, Retirement of Cause or as a result of Loccisano's death or by Loccisano other than for Good Reason,

                    (ii) a reduction by the Company in Loccisano's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement;

                    (ii) Any failure by the Company to continue in effect any incentive, compensation or benefit plan or arrangement (including, without limitation. any of the Company's pension and profit sharing plans, life insurance, medical, dental, accident and disability plans, bonus plans and stock option plans) in which Loccisano is participating at the date hereof (or any other plans providing Loccisano with substantially similar benefits) (hereinafter collectively referred to as "Benefits Plans"), the taking of any action by the Company which would directly or indirectly materially reduce Loccisano of any material fringe benefit enjoyed by Loccisano at the date hereof, or the failure by the Company to provide Loccisano with the number of paid vacation days to which Loccisano is entitled at the date hereof,

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                    (iv) a  relocation  of  the  Company's  principal  executive offices to a location outside the New York metropolitan area, or the Company's requiring principal executive offices, except for required
          travel  by   Loccisano  on  the   Company's   business  to  an  extent
          substantially consistent with Loccisano's business travel obligations at the date hereof

                    (v) any "Change in Control", which for purposes of this Agreement, shall mean a change in control of a nature that would be required to be reported in response to Item 6 (e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934. as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement, provided that, without limitation, such a change in control shall be deemed to have occurred if (x) any person (as such term is used in Sections 13 (d) and 14
          (d)(2) of the Exchange Act), other than those persons in control of the company on the date hereof, shall acquire the power, directly or indirectly, to direct the management or policies of the Company or shall become the beneficial owner (within the meaning of Rule 13d-3) under the Exchange Act). directly or indirectly, of 25% or more of the combined voting power of then outstanding securities, or (y) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                    (vi) any material breach by the Company of any provisions of this Agreement; or

                    (vii) any purported termination of Loccisano's employment which is not effected pursuant to a Notice of Termination satisfying the requirement of Section 5(t), and for purposes of this Agreement, no such purported termination shall be effective.

          (f) Notice of Termination. Any termination pursuant to Sections 5(b), 5(c) or 5(e) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Loccisano's employment under the provision so indicated.

          (g) Date of Termination. "Date of Termination" shall mean (i) if this Agreement is terminated by the Company for Disability, 30 days after Notice of Termination is given to Loccisano (provided that Loccisano shall not have returned to the performance of Loccisano's duties on a full-time basis during such 30-day period), or (ii) if Loccisano"s

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employment is terminated for any other reason,  the date specified in the Notice of Termination (which shall not be less than 30 nor more than 60 days from the date such Notice of Termination is given); provided that if within 30 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination if the Company prevails in such dispute or the date the dispute is finally determined, whether by mutual agreement by the parties or upon a binding arbitration award, or a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), if Loccisano prevails in such dispute. Any party giving notice of a dispute shall pursue the resolution of such dispute with reasonable diligence.

     6. Compensation upon Termination of Employment. If, either the Company shall terminate Loccisano's employment without Cause or for Disability or Loccisano shall terminate his employment for Good Reason, then Loccisano shall be entitled to the compensation and benefits provided below:

          (a) The Company shall pay Loccisano his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.

          (b) Except in a Termination for Disability where the Company has a disability insurance policy in favor of Loccisano, in lieu of any further salary payments to Loccisano for periods subsequent to the Date of Termination, the Company shall pay to Loccisano as severance pay in a lump sum, in cash, an amount equal to the sum of (i) an amount equal to two (2) times Loccisano's full base annual salary in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination given in respect thereof, and (ii) an amount equal to one-half of the aggregate bonuses paid to Loccisano during the three full fiscal years preceding the Notice of Termination.

          (c) In a Termination for Disability where the Company has a disability insurance policy in favor of Loccisano, in lieu of any further salary payments to Loccisano for periods subsequent to the Date of Termination. the Company shall pay to Loccisano as severance Pay in a lump sum, in cash, an amount equal to the sum of (i) an amount equal to Loccisano's full base annual salary in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination given in respect thereof, and (ii) an amount equal to one-third of the aggregate bonuses paid to Loccisano during the three full fiscal years preceding the Notice of Termination.

          (d) At the sole option of Loccisano, and in lieu of ordinary shares of the Company ("Shares") issuable upon exercise of outstanding options ("Options"), if any, granted to Loccisano under the 1993 Stock option Plan or the 1996 Stock Option Plan or any other stock option plan entered into during the term of this agreement (which Options shall be canceled upon the making of the payment referred to below), Loccisano shall receive an amount in cash equal to the product of (1) the difference (to the extent that such difference is a positive number) obtained by subtracting the per share exercise price of each Option held by Loccisano, whether or not then fully exercisable, from the higher of (x) the closing price of the Shares on the date of

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Termination (or if not traded on the Date of  Termination,  the closing price on the next preceding business day on which they were traded), or (y) the highest price per Share actually paid in connection with any Change in Control of the company and (ii) the number of Shares covered by each such Option. Loccisano may exercise his right to have the options redeemed by the Company at any time after the termination of his employment, but if he does not exercise said right, the options shall remain in full force and effect.

          (e) The Company shall also pay to Loccisano an amount in cash equal to all unvested Company contributions credited to Loccisano's account under the Company's pension and profit sharing plan(s) as of the Date of Termination.

          (f) For a 12 months period after the Date of Termination, the Company shall provide Loccisano with life, disability, accident and health insurance benefits substantially similar to those which Loccisano is receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by Loccisano pursuant to this Section 6(e) shall be reduced to the extent comparable benefits are actually received by Loccisano during the 12 month period following Loccisano's termination, and any such benefits actually received by Loccisano shall be reported to the Company.

          (g) In the event Loccisano becomes entitled to any payment ("Severance Payments") from the Company under this Agreement or otherwise which are subject to the tax (the "Exercise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Company shall pay to Loccisano an amount (the "Gross-up Payment") within 60 days after the end of the calendar year during which any Severance Payments are subject to the Excise Tax, such that the net amount retained by Loccisano, after deduction of any Excise Tax on the Severance Payments and any Excise Tax and any federal, state and local income tax upon the Gross-up Payment, shall be equal to the Severance Payments before the imposition of the Excise Tax.

          (h) The payments provided for in subsections (a), (b), (c) and (d) above shall be made not later than the 15th day following the Date of
Termination: provided that if the amount of such payments cannot be finally determined on or before such day, the Company shall pay to Loccisano on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments as soon as the amount thereof can be determined but in no event later than the 30th day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall be repaid to the Company by Loccisano no later than the 5th day after demand by the Company.

     7. No Obligation to Mitigate Damages; No Effect on Other Contractual Rights; Attachment.

          (a) Loccisano shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or other wise, nor shall the amount of payment provided for under this Agreement be reduced by any compensation earned by Loccisano as the result of employment by another employer after the Date of Termination, or otherwise.

          (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Loccisano's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, employment agreement or other contract, plan or arrangement.

          (c) Except as required by law, the right to receive payments under this Agreement shall not be subject to anticipation, sale, encumbrance, charge, levy, or similar process or assignment by operation of law.

     8.   Successors; Binding Agreements.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Company would be required to perform it if no such succession had take place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle Loccisano to terminate Loccisano's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and /or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (b) This Agreement shall inure to the benefit of , and be enforceable by, the parties hereto and their respective successor, assigns, personal and legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Loccisano should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Loccisano's devisee, legatee, or other designee or, if there be no such designee, to Loccisano's estate.

     9. Notice. For purposes of this Agreement, all notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, as follows:

          If to the Company:
          Paramark Enterprises, Inc.
          135 Seaview Drive
          Secaucus, New Jersey 07094
          Attn.: Alan Gottlich, CFO

          If to the Executive:
          Charles Loccisano

          18 Leonard Drive
          Morgansville, New Jersey 07070

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     10. Miscellaneous. No provisions of this Agreement may be modified, amended, waived or discharged unless such modification, waiver, amendment or discharge is agreed to in writing signed by Loccisano and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts made and to be performed entirely within such State with giving effect to conflicts of law principles.

     11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     13. Headings. The headings are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     14. Interpretation. If any provision of this Agreement shall be the subject of a dispute between Company and Loccisano and a court or arbitrator to which such dispute has been brought shall be unable to resolve which of two reasonable interpretations of such provisions is the proper interpretation thereof, then the interpretation most favorable to Loccisano shall control.

     15. Reimbursement of Expenses. Company shall reimburse Loccisano for any costs and expenses including, without limitation, legal fees and costs, incurred by Loccisano in connection with this Agreement including, with limitation, in seeking to obtain or enforce any right or benefit provided by this Agreement or to defend its validity.

     16. Arbitration. Any dispute or controversy arising under or in connection with this /Agreement shall be settled exclusively by arbitration in New Jersey in accordance with rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                                 PARAMARK ENTERPRISES, INC.

By:                                     By:/s/ Alan S. Gottlich

WITNESS:                                CHARLES N. LOCCISANO:

                                        By:/s/ Charles N. Loccisano